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                                                                   EXHIBIT 23(E)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
United Counties Bancorporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of CoreStates Financial Corp and in the related prospectus of our report dated January 16, 1996, except for Note 20, which is as of February 23, 1996 relating to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K of Corestates Financial Corp and the reference to our Firm under the heading "Experts" in the prospectus.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994 and income taxes in 1993.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
April 3, 1996